UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2017

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                                                                                                   ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 21, 2017, Extended Stay America, Inc.’s (the “Corporation”) controlled subsidiary ESH Hospitality, Inc. (“ESH REIT”), and certain wholly-owned subsidiaries of ESH REIT (the “Guarantors”), entered into the Second Amendment to Credit Agreement (the “Amendment”) with Deutsche Bank AG New York Branch, as administrative agent, which amends the Credit Agreement, dated as of August 30, 2016, as amended by the First Amendment to Credit Agreement, dated as of March 1, 2017 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), among ESH REIT, the Guarantors, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders and financial institutions from time to time party thereto, to reduce the interest rate applicable to the term loans outstanding under the Credit Agreement.

Prior to the Amendment, approximately $1,287 million of term loans (the “Existing Term Loans”) were outstanding under the Existing Credit Agreement. Pursuant to the Amendment, certain lenders under the Existing Credit Agreement continued their Existing Term Loans as new term loans (the “New Term Loans”) in an aggregate amount, along with New Term Loans advanced by certain new lenders, of approximately $1,287 million. The proceeds of the New Term Loans were used to refinance all of the Existing Term Loans in their entirety.

The Amendment had the following impact on the Existing Term Loans: (i) decrease the interest rate spread on term loans based on LIBOR rate (as defined below) from (A) 2.50% to 2.00% for any period during which ESH REIT maintains a public corporate family rating better than or equal to BB- (with a stable or better outlook) from S&P and Ba3 (with a stable or better outlook) from Moody’s (a “Level 1 Period”), and (B) 2.50% to 2.25% for any period other than a Level 1 Period; (ii) decrease the interest rate spread on base rate (as defined below) term loans from (A) 1.50% to 1.00% during a Level 1 Period, and (B) 1.50% to 1.25% for any period other than a Level 1 Period; and (iii) extend the 1.00% prepayment penalty for refinancings in connection with certain repricing transactions through May 21, 2018 (prepayments made after May 21, 2018 are not subject to a prepayment penalty, other than customary “breakage” costs).

Under the Credit Agreement, the rate at which New Term Loans bear interest is equal to (i) the rate for deposits in U.S. dollars in the London interbank offered rate for the applicable interest period (“LIBOR rate”) plus 2.00% or 2.25%, depending on ESH REIT’s credit rating, or (ii) the alternate base rate, which is the highest of (x) the prime lending rate, (y) the overnight federal funds rate plus 0.50% or (z) the one-month adjusted LIBOR rate plus 1.00% (“base rate”), plus, in each case, 1.00% or 1.25%, depending on ESH REIT’s credit rating.

The New Term Loans will be secured by the same collateral and guaranteed by the same guarantors as the Existing Term Loans. The New Term Loans have the same maturity date, August 30, 2023, that applied to the Existing Term Loans. Voluntary prepayments of the New Term Loans are permitted at any time, in minimum principal amounts, without premium or penalty, other than a 1.00% premium payable in connection with certain repricing transactions within the first six months after the Amendment and customary “breakage” costs. The other terms of the New Term Loans are also generally the same as the terms of the Existing Term Loans.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the New Term Loans is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Credit Agreement, dated as of November 21, 2017, by and among ESH Hospitality, Inc., the guarantors party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Second Amendment to Credit Agreement, dated as of November 21, 2017, by and among ESH Hospitality, Inc., the guarantors party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: November 21, 2017	By:	/s/ John R. Dent
	Name:	John R. Dent
	Title:	General Counsel

ESH HOSPITALITY, INC.

Date: November 21, 2017	By:	/s/ John R. Dent
	Name:	John R. Dent
	Title:	General Counsel